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                                                                 Exhibit 23.1



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 29, 2002, accompanying the consolidated financial statements of Sensar Corporation and Subsidiaries, appearing in the 2001 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



                                        /s/ GRANT THORNTON LLP


Salt Lake City, Utah
January 29, 2002